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                              SONUS NETWORKS, INC.

                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT

                               September 10, 1999
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                              SONUS NETWORKS, INC.

                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT

                                Table of Contents

                                                                      Page
                                                                      ----

1.    Authorization and Sale of Shares...............................  1
      1.1   Authorization............................................  1
      1.2   Sale of Shares...........................................  1
      1.3   Use of Proceeds..........................................  1

2.    The Closing....................................................  1

3.    Representations of the Company.................................  3
      3.1   Organization and Standing................................  3
      3.2   Capitalization...........................................  3
      3.3   Subsidiaries, Etc........................................  4
      3.4   Issuance of Shares; Agreements...........................  4
      3.5   Authority for Agreement..................................  4
      3.6   Governmental Consents....................................  5
      3.7   Litigation...............................................  5
      3.8   Financial Statements.....................................  5
      3.9   Absence of Certain Changes...............................  6
      3.10  Taxes....................................................  6
      3.11  Title to Properties......................................  6
      3.12  Leasehold Interests......................................  7
      3.13  Intellectual Property....................................  7
      3.14  Material Contracts and Obligations.......................  8
      3.15  Compliance...............................................  9
      3.16  Employees................................................  9
      3.17  ERISA....................................................  9
      3.18  Books and Records........................................ 10
      3.19  U.S. Real Property Holding Corporation................... 10
      3.20  Disclosures.............................................. 10
      3.21  Year 2000 Compatibility.................................. 10

4.    Representations of the Purchasers.............................. 11
      4.1   Investment............................................... 11
      4.2   Authority................................................ 11
      4.3   Experience............................................... 11
      4.4   Status................................................... 12

5.    Covenants of the Company....................................... 12
      5.1   Inspection............................................... 12
      5.2   Financial Statements and Other Information............... 12
      5.3   Material Changes and Litigation.......................... 13
      5.4   Insurance................................................ 14
      5.5   Employee Agreements...................................... 14
      5.6   Related Party Transactions............................... 14
      5.7   Reservation of Common Stock.............................. 14
      5.8   Board of Directors....................................... 14
      5.9   Termination of Covenants................................. 14
      5.10  Qualified Small Business Stock........................... 15

6.    Transfer of Shares............................................. 15
      6.1   Restricted Shares........................................ 15
      6.2   Requirements for Transfer................................ 15
      6.3   Legend................................................... 15
      6.4   Rule 144A Information.................................... 16

7.    Miscellaneous.................................................. 16
      7.1   Successors and Assigns................................... 16
      7.2   Confidentiality.......................................... 16
      7.3   Survival of Representations and Warranties............... 17
      7.4   Expenses................................................. 17
      7.5   Notices.................................................. 17
      7.6   Brokers.................................................. 17
      7.7   Entire Agreement......................................... 18
      7.8   Amendments and Waivers................................... 18
      7.9   Counterparts............................................. 18
      7.10  Section Headings......................................... 18
      7.11  Severability............................................. 18
      7.12  Governing Law............................................ 18

      Schedule I
      Disclosure Schedule

      Exhibit A Form of Restated Certificate
      Exhibit B Form of Opinion of Bingham Dana LLP
      Exhibit C Form of Investor Agreement
      Exhibit D Form of Right of First Refusal Agreement
      Exhibit E Form of Stock Repurchase Agreement
      Exhibit F Form of Noncompetition and Confidentiality Agreement Exhibit G Form of Confidentiality Agreement

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

      This Series C Preferred Stock Purchase Agreement (this "Agreement"), dated as of September 10, 1999, is entered into by and among Sonus Networks, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on
Schedule I attached hereto (individually, a "Purchaser" and, collectively, the "Purchasers").

      In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. Authorization and Sale of Shares.

            1.1 Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 2,153,072 shares of its Series C Convertible Preferred Stock, $0.01 par value per share (the "Series C Preferred Stock"), having the rights, restrictions, privileges and preferences set forth in the Second Amended and Restated Certificate of Incorporation of the Company attached hereto as Exhibit A (the "Restated Certificate"). The Company has adopted and filed the Restated Certificate with the Secretary of State of the State of Delaware.

            1.2 Sale of Shares. Subject to the terms and conditions of this Agreement the Company will issue and sell to each Purchaser, and each Purchaser will purchase, for a purchase price of $11.81 per share, such number of shares of Series C Preferred Stock as is set forth opposite such Purchaser's name on
Schedule I attached hereto. The shares of Series C Preferred Stock being sold under this Agreement are referred to as the "Shares." The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Shares to each of the Purchasers is a separate sale.

            1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital purposes, the purchase of fixed assets, the acquisition of other businesses and/or technologies and the repayment of certain indebtedness.

      2. The Closing. (a) The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts at 9:00 a.m. on the date of this Agreement, or at such other time, date and place as are mutually agreeable to the Company and the Purchasers. The date of the Closing is hereinafter referred to as the "Closing Date."

            (b) At the Closing:
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                                      -2-


                  (i) the Company shall deliver to the Purchasers a certificate, as of the most recent practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;

                  (ii) the Company shall deliver to the Purchasers the Restated Certificate of Incorporation, as in effect as of the Closing Date, certified by the Secretary of State of the State of Delaware;

                  (iii) the Company shall deliver to the Purchasers a Certificate of the Secretary of the Company attesting to (i) the By-laws of the Company, and (ii) resolutions of the Board of Directors of the Company authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby;

                  (iv) Bingham Dana LLP, counsel for the Company, shall deliver to the Purchasers an opinion, dated the Closing Date, in the form attached hereto as Exhibit B;

                  (v) the Company and the Purchasers shall execute and deliver the Second Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit C (the "Investor Agreement");

                  (vi) the Company, the Purchasers and the other parties thereto shall execute and deliver the Second Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit D (the "Right of First Refusal Agreement");

                  (vii) the Company shall deliver to each Purchaser a certificate for the number of Shares being purchased by such Purchaser, registered in the name of such Purchaser;

                  (viii) each Purchaser shall pay to the Company the purchase price for the Shares being purchased by such Purchaser, by wire transfer or certified check; and

                  (ix) the Company and each of the Purchasers shall execute and deliver a cross-receipt.

            (c) The Company will have the right, for a period of 90 days following the Closing Date, to issue and sell to one or more persons, as approved by the Company's Board of Directors, up to 423,370 additional shares of Series C Preferred Stock on the same terms and conditions as set forth in this Agreement. Such issuance and sale will be effected, if at all, by the execution and delivery by the purchaser of such shares of an Instrument of Adherence to this Agreement, the Investor Agreement, and the Right of First Refusal Agreement, respectively, which will have the effect of amending this
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                                      -3-


Agreement to add such purchaser as an additional "Purchaser" party hereto, amending the Investor Agreement to add such purchaser as an additional "New Purchaser" party thereto, and amending the Right of First Refusal Agreement to add such purchaser as an additional "New Purchaser" party thereto, and such amendments and the issuance and sale of such additional shares will for all purposes be deemed to have occurred as of the Closing Date.

      3. Representations of the Company. The Company hereby represents and warrants to the Purchasers as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in the Disclosure Schedule attached hereto (the "Disclosure Schedule"). Notwithstanding any other provision of this Agreement or the Disclosure Schedule, each exception set forth in the Disclosure Schedule will be deemed to qualify each representation and warranty set forth in this Agreement that is specifically identified (by cross-reference or otherwise) in the Disclosure Schedule as being qualified by such exception.

            3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and in any other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company. The Company has furnished to special counsel to the Purchasers true and complete copies of its Restated Certificate and By-laws, each as amended to date and presently in effect.

            3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of (a) 15,000,000 shares of preferred stock, $0.01 par value per share (of which 7,220,000 shares have been designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 3,247,857 shares have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), and 2,153,072 shares have been designated as Series C Convertible Preferred Stock), of which 7,180,000 shares of Series A Preferred Stock, 3,204,287 shares of Series B Preferred Stock, and no shares of Series C Preferred Stock are issued or outstanding and (b) 25,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of which (i) 3,317,093 shares are issued and outstanding other than those under the Company's Amended and Restated 1997 Stock Incentive Plan (the "Plan"), (ii) 5,250,000 shares had been reserved for issuance pursuant to the Plan, of which the Company has issued or committed to issue not more than an aggregate of 5,479,800 shares (which issuances will require an amendment increasing the number of shares issuable under the Plan) in the form of restricted shares of Common Stock or stock options exercised or exercisable for shares of Common Stock pursuant to the terms of
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                                      -4-


such Plan, and (iii) 12,584,707 shares have been reserved for issuance upon the conversion of the Shares, shares of Series A Preferred Stock and shares of Series B Preferred Stock. At the Closing, the Common Stock, the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock will have the voting powers, designations, preferences, rights and qualifications, and limitations or restrictions set forth in the Restated Certificate. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Series A Preferred Stock or Series B Preferred Stock or as set forth in
Section 3.2 of the Disclosure Schedule or as contemplated by this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance in all material respects with applicable Federal and state securities laws.

            3.3 Subsidiaries, Etc. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

            3.4 Issuance of Shares; Agreements. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable. Except as set forth in Section
3.4 of the Disclosure Schedule or as contemplated by this Agreement, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act")), or voting of the capital stock of the Company.

            3.5 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and all other agreements required to be executed by the Company at the Closing pursuant to Section 2 (the "Ancillary

Agreements"), and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been, or as of the Closing will have been, duly executed and delivered by the Company and constitute, or as of the Closing will constitute, valid and binding obligations of the Company enforceable in accordance with their respective terms. Except as set forth in Section 3.5 of the Disclosure Schedule, the execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of applicable law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Restated Certificate or By-laws (each as amended to date) or any material indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company which would have a material adverse effect on the business, properties or results of operations of the Company (a "Material Adverse Effect").

            3.6 Governmental Consents. Except as set forth in Section 3.6 of the Disclosure Schedule, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, other than such filings as shall have been made prior to and shall be effective on and as of the Closing. Based on the representations made by the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to the Purchasers will be exempt from the registration requirements of applicable Federal and state securities laws.

            3.7 Litigation. Except as set forth in Section 3.7 of Disclosure Schedule, there is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the business, assets or condition, financial or otherwise, of the Company, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company by reason of the activities of the Company, or negotiations by the Company with possible investors in the Company.

            3.8 Financial Statements. The Company has delivered to the Purchasers copies of (i) its audited balance sheet as of December 31, 1998, and the related audited statements of operations, stockholders' equity, and cash flows for the fiscal year then ended and the period from inception (August 7, 1997) to December 31, 1998, as audited by Arthur Andersen LLP, together with the report of Arthur Andersen

LLP thereon, and (ii) its unaudited balance sheet as of June 30, 1999 (the "Most Recent Balance Sheet"), and the related unaudited statements of operations, stockholders' equity, and cash flows for the six (6) month period then ended and the period from inception (August 7, 1997) to June 30, 1999 (the "Interim Financials"). Each of such balance sheets fairly presents, in all material respects, the financial condition of the Company as of its respective date, and each of such statements of operations, stockholders' equity, and cash flows fairly presents, in all material respects, the results of operations, stockholders' equity, or cash flows, as the case may be, of the Company for the period covered thereby; in each case in accordance with generally accepted accounting principles, subject, in the case of Interim Financials, to the absence of footnotes and normal year-end adjustments.

            3.9 Absence of Certain Changes. Since the date of the Most Recent Balance Sheet, there have not been any changes in the business, assets, financial condition, or operating results of the Company that, either individually or in the aggregate, have had a Material Adverse Effect (as defined in Section 3.5 hereof).

            3.10 Taxes. The Company has filed all tax returns required to be filed by it on or prior to the date hereof, each such tax return has been prepared in compliance with all applicable laws and regulations, and, to the best of the Company's knowledge, all such tax returns are true and accurate in all material respects. All taxes due and payable by the Company with respect to any periods ending on or before the Closing Date have been paid. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay tax or file tax returns that the Company is or may be subject to taxes assessed by such jurisdiction. There are no liens for taxes (other than current taxes not yet due and payable) on the assets of the Company. No action, suit, taxing authority proceeding, or audit with respect to any tax is pending or, to the best of the Company's knowledge, threatened, against or with respect to the Company. No deficiency or proposed adjustment in respect of taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company. The Company has withheld and paid all taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation, or (b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

            3.11 Title to Properties. Except as set forth in Section 3.11 of the Disclosure Schedule, the Company has good and valid title to its properties and assets reflected in the Most Recent Balance Sheet or acquired by it since the date of the Most Recent Balance Sheet (other than properties and assets disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet), and, except as set forth in Section 3.11 of the Disclosure Schedule, all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances (including without limitation, easements and licenses), except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the ability or operations of the Company, including without limitation, the ability of the Company to secure financing using such properties and assets as collateral. To the best of the Company's knowledge, there are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or planned to be instituted, which would adversely affect the use or operation of the Company's properties and assets for their intended uses and purposes, or the value of such properties, and the Company has not received notice of any special assessment proceedings which would affect such properties and assets.

            3.12 Leasehold Interests. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement, duly authorized and entered into by the Company, without any default of the Company thereunder and, to the best of the Company's knowledge, without any default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice of lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

            3.13 Intellectual Property.

                  (a) To the best of the Company's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with the Company, in connection with his or her employment by or affiliation with the Company, (i) has violated or is violating any of the terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (ii) has disclosed or is disclosing or has utilized or is utilizing any trade secret or proprietary information or documentation of such third party or
(iii) has interfered or is interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best of the Company's knowledge, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best of the Company's knowledge, no person employed by or affiliated with the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale or any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best of the Company's knowledge, none of the execution or delivery of this Agreement, or the carrying on of business of the Company by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated which would have a Material Adverse Effect.

                  (b) Set forth in Section 3.13(b) of the Disclosure Schedule is a list of all domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are currently in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. Except as set forth in Section 3.13(b) of the Disclosure Schedule, the Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how (collectively, "Intellectual Property") necessary for the conduct of its business as conducted and as proposed to be conducted. Except as otherwise provided in Section 3.13(b) of the Disclosure Schedule, no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the knowledge of the Company, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company which has not been patented has been kept confidential. Except as set forth in Section 3.13(b) of the Disclosure Schedule, the Company has not granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company.

            3.14 Material Contracts and Obligations. Except as contemplated by this Agreement or as listed in Section 3.14 of the Disclosure Schedule, the Company is not a party to any material agreement or commitment of any nature, including without limitation (a) any agreement which requires future expenditures by the Company in excess of $100,000, (b) any employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, or distributor or sales representative agreement, (c) any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act, including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity or (d) any agreement relating to the intellectual property rights of the Company.

            3.15 Compliance. The Company has, to its knowledge, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and governmental licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any state or Federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to materially adversely affect, the business, assets or condition, financial or otherwise, of the Company. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, non-competition or non-solicitation.

            3.16 Employees.

                  (a) Each holder of Common Stock has executed and delivered to the Company a Stock Repurchase Agreement in substantially the form attached hereto as Exhibit E, and all of such agreements are in full force and effect.

                  (b) Each employee of the Company has executed and delivered to the Company a Noncompetition and Confidentiality Agreement covering a period of one year following the termination of such employee's employment with the Company, in substantially the form attached hereto as Exhibit F, and all of such agreements are in full force and effect.

                  (c) None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

            3.17 ERISA.

                  (a) Except as set forth on Schedule 3.17 hereto, the Company does not maintain and has no obligation to make contributions to, any employee benefit plan (an "ERISA Plan") within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other retirement, profit sharing, stock option, stock bonus or employee benefit plan (a "Non-ERISA Plan"). The Company has heretofore delivered to the Purchasers true, correct and complete copies of each ERISA Plan and each Non-ERISA Plan. All such ERISA Plans and Non-ERISA Plans have been maintained and operated in all material respects in accordance with all federal, state and local laws applicable to such plans, and the terms and conditions of the respective plan documents, except where the failure to so maintain or operate such ERISA Plans and Non-ERISA Plans would not have a Material Adverse Effect.

                  (b) No material liability to the United States Pension Benefit Guaranty Corporation ("PBGC"), or to any multi-employer pension plan within the meaning of section 3(35) of ERISA, or to any other governmental authority, pension or retirement board, or other agency, under any federal, state or local law, has been or is expected to be incurred by the Company with respect to any ERISA or Non-ERISA Plan. There has been no "reportable event" within the meaning of Section 4043(b) of ERISA with respect to any ERISA Plan, and no event or condition that presents a material risk of termination of any ERISA Plan by the PBGC.

                  (c) Full payment has been made of all material amounts that the Company is required under the terms of each ERISA Plan and Non-ERISA Plan, or pursuant to applicable federal, state or local law, to have paid as contributions to such ERISA Plan or Non-ERISA Plan as of the last day of the most recent fiscal year of such ERISA Plan or Non-ERISA Plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any ERISA Plan.

            3.18 Books and Records. The minute books of the Company contain records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof, which are complete and accurate in all material respects. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

            3.19 U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

            3.20 Disclosures. Neither this Agreement nor any Schedule or Exhibit hereto, nor any certificate or instrument furnished to the Purchasers at the Closing or as required by the terms of this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

            3.21 Year 2000 Compatibility. To the best of the Company's knowledge, all of the Company's material products (including products currently under development), if applicable, will record, store, process and calculate and present calendar dates falling on and after January 1, 2000, and will calculate any information dependent on or relating to such dates in substantially the same manner and with substantially the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such date (collectively "Year 2000 Compliant"). To the best of the Company's knowledge, all of the Company's material products will lose no material functionality with respect to the introduction of records containing dates falling on or after January 1, 2000. To the best of the Company's knowledge, all of the Company's internal computer systems, including without limitation, its accounting systems, are Year 2000 Compliant.

      4. Representations of the Purchasers. Each Purchaser represents and warrants to the Company as follows:

            4.1 Investment. Such Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for its or his own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser acknowledges that the Shares are restricted securities as defined under the Securities Act and shall bear the legends set forth in Section 6.3 hereof.

            4.2 Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Such Purchaser represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company. This Agreement and the Ancillary Agreement to be executed by such Purchaser have been duly executed and delivered by such Purchaser and constitute valid and binding obligations of such Purchaser enforceable in accordance with their respective terms. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements to be executed by such Purchaser and compliance with their provisions by such Purchaser will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its organizational documents (each as amended to date) or any indenture, lease, agreement or other instrument to which the Purchaser is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to such Purchaser.

            4.3 Experience. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and is able financially to bear the risks thereof, including a complete loss of its investment. Such Purchaser understands that an investment in the Company involves a high degree of risk in view of the fact that the Company is a start-up enterprise with minimal operating history, and there may never be an established market for the Company's capital stock.

            4.4 Status. Such Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser represents that its investment in Series C Preferred Stock will not violate any existing policy of its employer and that it has the authority to make such an investment.

      5. Covenants of the Company.

            5.1 Inspection. The Company shall permit each Purchaser (together with any of its affiliates) holding not less than 107,653 shares of Series C Stock at the relevant time (as adjusted for stock splits, stock dividends, recapitalizations and similar events), or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice and as often as may be reasonably requested, without interruption of the business of the Company and subject to the confidentiality obligations of Section 7.2 hereof.

            5.2 Financial Statements and Other Information.

                  (a) So long as a Purchaser (together with any of its affiliates) holds at least 107,653 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events), the Company shall deliver to such Purchaser:

                        (i) within 90 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year, and audited statements of operations, stockholders' equity and cash flows of the Company for such year, certified by certified public accountants of established national reputation selected by the Company, and prepared in accordance with generally accepted accounting principles; and

                        (ii) within 45 days after the end of each fiscal quarter of the Company, an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of operations and cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter.

                  (b) So long as a Purchaser (together with any of its affiliates) holds at least 107,653 shares of Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events), the Company shall deliver to such Purchaser:

                        (i) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's projected financial statements for the corresponding periods for the current fiscal year;

                        (ii) as soon as available, but in any event within 30 days after commencement of each new fiscal year, a budget, consisting of projected financial statements for such fiscal year; and

                        (iii) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Common Stock, and such other information and data as such Purchaser may from time to time reasonably request.

                  (c) The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (ii) of paragraph (a) and clause (i) of paragraph (b) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted) and fairly present, in all material respects, the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby (subject, in the case of any such unaudited financial statements to the absence of footnotes and to year-end adjustments).

            5.3 Material Changes and Litigation. The Company shall promptly notify the Purchasers of any material adverse change in the business, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against Hassan Ahmed, Rubin Gruber, Michael G. Hluchyj or Kwok P. Wong (the "Founders") or any officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, would materially adversely affect the Company's business, prospects, assets or condition, financial or otherwise.

            5.4 Insurance.

                  (a) The Company shall maintain for a period of at least three years from the procurement thereof, term life insurance upon the lives of each of the Founders, in the amount of $1,000,000, with the proceeds payable to the Company.

                  (b) The Company shall maintain in effect, policies of workers' compensation insurance and of insurance with respect to its properties and business, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks, which is adequate for the maintenance and preservation of the Company's properties and business.

            5.5 Employee Agreements. The Company shall require all employees hereafter employed or engaged by the Company who are at or above the director level or other key employees to enter into a Noncompetition and Confidentiality Agreement covering a period of one year following the termination of such employee's employment with the Company, substantially in the form attached hereto as Exhibit F or in such other form as may be approved by the Board of Directors. The Company shall require all employees not covered by the foregoing sentence to enter into a Confidentiality Agreement substantially in the form attached hereto as Exhibit G or in such other form as may be approved by the Board of Directors.

            5.6 Related Party Transactions. The Company shall not enter into any agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company's Board of Directors having no interest in such agreement or arrangement.

            5.7 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

            5.8 Termination of Covenants. The covenants of the Company contained in Sections 5.1 through 5.7 shall terminate, and be of no further force or effect, upon the closing of the Company's first offering of Common Stock to the public, resulting in net proceeds to the Company of at least $10,000,000, and at a price per share of at least $20.00 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) or, at such time as the Purchasers (together with any affiliated entities to whom Shares have been transferred) own less than an aggregate of 107,653 shares of

Series C Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations and similar events).

            5.9 Qualified Small Business Stock. The Company shall submit to its stockholders (including the Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the Regulations promulgated thereunder. In addition, within ten days after a Purchaser's written request therefor, the Company shall deliver to such Purchaser a written statement indicating whether such Purchaser's interest in the Company constitutes "qualified small business stock" as defined in Section 1202(c) of the Code.

      6. Transfer of Shares.

            6.1 Restricted Shares. "Restricted Shares" means (i) the Shares,
(ii) the shares of Common Stock issued or issuable upon conversion of the Shares, (iii) any shares of capital stock of the Company acquired by a Purchaser pursuant to the Investor Agreement or the Right of First Refusal Agreement, and
(iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (i) upon any sale pursuant to a registration statement under the Securities Act, or under
Section 4(1) of the Securities Act or Rule 144 under the Securities Act, or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

            6.2 Requirements for Transfer.

                  (a) Restricted Shares shall not be sold or transferred unless
(1) either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and
(2) such actions are in compliance with applicable state securities laws.

                  (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Purchaser which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, if the transferee agrees in writing to be subject to the terms of this Section 6 to the same extent as if he were an original Purchaser hereunder, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.

            6.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

      "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

      The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

            6.4 Rule 144A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of a Purchaser, provide in writing to such Purchaser, and to any prospective transferee of any Restricted Shares of such Purchaser, the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of a Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Restricted Shares for trading through PORTAL. The Company's obligations under this Section
6.4 shall at all times be contingent upon receipt from the prospective transferee of Restricted Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than persons who will assist such transferee in evaluating the purchase of any Restricted Shares and to use such Rule 144A Information only for such evaluation purposes.

      7. Miscellaneous.

            7.1 Successors and Assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to any person or entity to which at least 107,653 Shares, as adjusted for stock splits, stock dividends, recapitalizations and similar events (or 100% of the Shares originally purchased hereunder by such Purchaser, if less than 107,653 Shares), are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees to be bound by the terms and conditions set forth herein.

            7.2 Confidentiality. The Purchasers agree that they will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchasers pursuant to this Agreement or any rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this Section, or (iii) to any affiliate of such Purchaser or to a partner, shareholder or subsidiary of such Purchaser; subject to the agreement of such party to keep such information confidential as set forth herein. Each Purchaser agrees that it will not make, issue or release any public announcement, public statement or public acknowledgement of the dollar amount of any Purchaser's investment in Series C Preferred Stock, or who served as the lead investor in the Series C Preferred Stock financing.

            7.3 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby for a period of eighteen (18) months from the date hereof.

            7.4 Expenses. The Company shall pay, at the Closing, the reasonable costs and expenses of Gibson, Dunn & Crutcher LLP, counsel to the Purchasers, not to exceed $15,000 in the aggregate, in connection with the preparation of this Agreement and the other agreements and documents contemplated hereby and the closing of the transactions contemplated hereby.

            7.5 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

      If to the Company, at Sonus Networks, Inc., 5 Carlisle Road, Westford, MA 01886, Attn: President, or at such other address or addresses as may have been furnished in writing by the Company to the Purchasers, with a copy to Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, Attn: David L. Engel, Esq.

      If to a Purchaser, at its address as set forth on Schedule I attached hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to Gibson, Dunn & Crutcher LLP, Attn: William L. Hudson.

      Notices provided in accordance with this Section 7.5 shall be deemed delivered upon personal delivery, one business day after being sent via a reputable nationwide overnight courier service, or five business days after deposit in the mail.

            7.6 Brokers. The Company and the Purchasers each (i) represents and warrants to the other parties hereto that he, she or it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any agreement, statement or representation alleged to have been made by such indemnifying party.

            7.7 Entire Agreement. This Agreement and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

            7.8 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66 2/3% of the shares of Common Stock issued or issuable upon conversion of the Shares. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted) and each future holder of all such securities and the Company. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            7.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

            7.10 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

            7.11 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            7.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  [remainder of page intentionally left blank]

      Executed as an instrument under seal as of the date first written above.

      COMPANY:

      SONUS NETWORKS, INC.


      By: /s/ Hassan Ahmed
         ---------------------------------
            Hassan Ahmed
            President


      PURCHASERS:

      Frontier Internet Ventures, Inc.
      1154 East Arques Avenue
      Sunnyvale, CA  94086


      By: /s/ Jonathan Heiliger
         ---------------------------------
          Name: Jonathan Heiliger
          Title: Senior Vice President

      Nissho Iwai American Corporation          Nissho Electronics Corporation
      1211 Avenue of the Americas               3-1, Tsukiji 7-Chome, Chou-ku
      New York, NY  10036                       Tokyo, 104-8444 Japan


      By: /s/ S. Kanaratani                     By: /s/ A. Kato
         ---------------------------------         -----------------------------
          Name: S. Gene Kanaratani                 Name: A. Kato
          Title: General Manager                   Title: Senior Managing
                                                           Director
      Castile Ventures
      1050 Winter Street, Suite 1000
      Waltham, MA  02451


      By: /s/ Nina F. Saberi
         ---------------------------------
          Name: Nina F. Saberi
          Title: General Partner

      Korea Technology Banking Corp. Venture Capital
      720 University Avenue, Suite 100
      Palo Alto, CA  94301


      By: /s/ J.W. Kim
         ---------------------------------
          Name: Jong-Wook Kim
          Title: Senior Vice President

      North Bridge Venture                   North Bridge Venture
      Partners II, L.P.                      Partners III, L.P.
      950 Winter Street, Suite 4600          950 Winter Street, Suite 4600
      Waltham, MA  02451                     Waltham, MA  02451


      By: North Bridge Venture               By: North Bridge Venture
          Management II, L.P.,                   Management III, L.P.,
          its General Partner                    its General Partner


          By: /s/ Edward T. Anderson         By: /s/ Edward T. Anderson
             -----------------------            -----------------------
             Edward T. Anderson                 Name: Edward T. Anderson
             General Partner                    Title: General Partner


      Matrix Partners V, L.P.                Matrix V Entrepreneurs Fund, L.P.
      Bay Colony Corporate Center            Bay Colony Corporate Center
      1000 Winter Street, Suite 4500         1000 Winter Street, Suite 4500
      Waltham, MA  02154                     Waltham, MA  02154


      By: Matrix V Management Co., LLC,      By: Matrix V Management Co., LLC,
          its General Partner                its General Partner


          By: /s/ Paul J. Ferri              By: /s/ Paul J. Ferri
             -----------------------            -----------------------
             Name:                              Name:
             Title:                             Title:


      Charles River Partnership VIII,        Charles River VIII-A LLC
      A Limited Partnership                  1000 Winter Street, Suite 3300
      1000 Winter Street, Suite 3300         Waltham, MA  02154
      Waltham, MA  02154


      By: Charles River VIII GP Limited      By: Charles River Friends VII,
          Partnership, its General Partner       Inc., its Manager


          By: /s/ Richard M. Burnes          By: /s/ Richard M. Burnes
             -----------------------            -----------------------
             Richard M. Burnes                  Name:
             General Partner                    Title:


      Bessemer Venture Partners IV L.P.
      Suite 407
      1400 Old Country Road
      Westbury, NY 11590


      By: Deer IV & Co. LLC, General Partner


          By: /s/ Robert H. Buescher
             --------------------------------
              Name: Robert H. Buescher
              Title: Manager

      Bessec Ventures IV L.P.
      c/o Bessemer Venture Partners
      1400 Old Country Road
      Suite 407
      Westbury, NY  11590


      By:   Deer IV & Co. LLC, its General Partner


            By: /s/ Robert H. Buescher
               --------------------------------
                Name: Robert H. Buescher
                Title: Manager


      Bedrock Capital Partners I, L.P.
      c/o Volpe Brown Whelan & Company LLC
      One Boston Place
      Suite 3310
      Boston, MA 02108

      By:   Bedrock General Partner I, LLC, General Partner


            By: /s/ Paul W. Brown
               --------------------------------
                Name: Paul W. Brown
                Title: Managing Member


      VBW Employee Bedrock Fund, L.P.
      c/o Volpe Brown Whelan & Company LLC
      One Boston Place
      Suite 3310
      Boston, MA 02108

      By:   Bedrock General Partner I, LLC, General Partner


            By: /s/ Paul W. Brown
               --------------------------------
                Name: Paul W. Brown
                Title: Managing Member


      Credit Suisse First Boston Bedrock Fund, L.P.
      c/o Volpe Brown Whelan & Company LLC
      Suite 3310
      One Boston Street
      Boston, MA 02108


            By:     Bedrock General Partner I, L.P.
            Title:  Attorney-in-Fact


            By: /s/ Paul W. Brown
               --------------------------------
                Name: Paul W. Brown
                Title: Managing Member

      /s/ Thomas S. Volpe
      ---------------------------------------
      Thomas S. Volpe
      c/o Volpe Brown Whelan & Company LLC
      One Maritime Plaza
      5th Floor
      San Francisco, CA 94111

      /s/ James A. Dolce
      ---------------------------------------
      James Dolce
      9 Stonegate Road
      Hopkinton, MA 01748


      ---------------------------------------
      Derek James
      960 Crescent Beach Road
      Vero Beach, FL  32963

      /s/ David Engel
      ---------------------------------------
      David L. Engel
      45 Juniper Road
      Belmont, MA  02178

      /s/ David Rokoff
      ---------------------------------------
      David Rokoff
      30 Greylock Road
      Wellesley, MA  02181

      /s/ Robert G. Gallager
      ---------------------------------------
      Robert G. Gallager
      3 Hawthorne Lane
      Gloucester, MA 01930

      /s/ Barry Ross
      ---------------------------------------
      Barry Ross
      33 Ash Street
      Weston, MA  02193

      /s/ Howard Anderson
      ---------------------------------------
      Howard Anderson
      65 Commonwealth Avenue
      Boston, MA 02166

      /s/ Carol Anderson
      ---------------------------------------
      Carol Anderson
      65 Commonwealth Avenue
      Boston, MA 02166


      Telinnovation General Partnership
      c/o Charles Davis
      415 Clyde Avenue
      Mountain View, CA 94043

      By: /s/ Charles E. Dave, its
         --------------------
          General Partner

      By: Charles E. Dave
          --------------------------
          Name:
          Title: General Partner

      /s/ Frank Winiarski
      ---------------------------------------
      Frank Winiarski
      c/o Sonus Networks
      5 Carlisle Road
      Westford, MA 01886

      /s/ Sheryl Schultz
      ---------------------------------------
      Sheryl R. Schultz
      220 N. Main Street
      Suite 102
      Natick, MA 01760

      /s/ Paul Johnson
      ---------------------------------------
      Paul Johnson
      1112 Park Avenue
      Apartment 14B
      New York, NY  10128-1235

      /s/ Paul Severino
      ---------------------------------------
      Paul Severino
      680 Strawberry Hill Road
      Concord, MA  01742


      ---------------------------------------
      Cheng Wu
      3 Coburn Road
      Hopkington, MA  01748

      /s/ Brian Hinman
      ---------------------------------------
      Brian Hinman
      37 Broadway
      Los Gatos, CA  96030

      /s/ Mark Pasculano
      ---------------------------------------
      Mark Pasculano
      44 Bridle Trail Road
      Needham, MA  02492-1412

      /s/ Jeff Pulver
      ---------------------------------------
      Jeff Pulver
      c/o Richard Stark
      115 Broadhollow Road, Suite 225
      Melville, NY  11747

      /s/ Michael Walsh
      ---------------------------------------
      Michael Walsh
      115 Broadhollow Road, Suite 225
      Melville, NY  11747

      /s/ Steven Patterson
      ---------------------------------------
      Steven Patterson
      Techgenisis
      84 Weston Avenue
      Braintree, MA  02184

      /s/ Stephen R. Bullerjahn
      ---------------------------------------
      Rid Bullerjahn
      39 Grantland Road
      Wellesley, MA  02481

      /s/ Jonathan Art
      ---------------------------------------
      Jonathan Art
      80 East End Ave.
      New York, NY  10028

      /s/ Frances M. Jewels
      ---------------------------------------
      Frances Jewels
      Sycamore Networks
      10 Elizabeth Drive
      Chelmsford, MA  01824

      /s/ Jules DeVigne
      ---------------------------------------
      Jules DeVigne
      3701 Clubland Drive
      Marrietta, GA   30068

      /s/ Ryker Young
      ---------------------------------------
      Ryker Young
      Sycamore Networks
      10 Elizabeth Drive
      Chelmsford, MA   01824

      /s/ Daniel Smith
      ---------------------------------------
      Daniel Smith
      Sycamore Networks
      10 Elizabeth Drive
      Chelmsford, MA   01824

      /s/ R.S. Cheheyl
      ---------------------------------------
      R.S. Cheheyl
      130 Lane's End
      Concord, MA   01742

      /s/ Desh Deshpande
      ---------------------------------------
      Desh Deshpande
      Sycamore Networks
      10 Elizabeth Drive
      Chelmsford, MA   01824

      /s/ Therese Melden
      ---------------------------------------
      Therese Melden
      7 Jackstraw Path
      Westborough, MA  01581

      /s/ Laurence M. Harding
      ---------------------------------------
      Larry Harding
      70 Pond Street
      Natick, MA  01760

      /s/ Paul W. Shaneck
      ---------------------------------------
      Paul Shaneck
      176 Quakertown Road
      Quakertown, NJ  08868

      /s/ Peter Koss
      ---------------------------------------
      Peter Koss
      Sonus Networks, Inc.
      Carlisle Road
      Westford, MA  01886

      /s/ Robert Marzi
      ---------------------------------------
      Robert Marzi
      Sonus Networks, Inc.
      Carlisle Road
      Westford, MA  01886

      /s/ Gordon VanderBrug
      --------------------------------------
      Gordon VanderBrug
      ibasis
      22nd Avenue
      Burlington, MA  01803

      /s/ Ofer Gneezy
      --------------------------------------
      Ofer Gneezy
      ibasis
      22nd Avenue
      Burlington, MA  01803

      /s/ Lance B. Boxer
      --------------------------------------
      Lance Boxer
      Lucent Technologies
      184 Liberty Corner Road
      Rm. 4WD-12C
      Warren, NJ  07059